UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ULURU Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

April 22, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of ULURU Inc. (the “Company”) to be held on June 1, 2011 at 10:00 a.m., local time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, (214) 905-5145.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Meeting. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.  NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.  YOU MAY ALSO REVOKE THE PROXY BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NO LATER THAN THE DAY PRIOR TO THE MEETING.

Sincerely,

Kerry P. Gray
President & Chief Executive Officer

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 1, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of ULURU Inc., a Nevada corporation (the “Meeting”), will be held at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, (214) 905-5145, on June 1, 2011 at 10:00 a.m., local time, for the following purposes:

1.	to elect four members to the Board of Directors to hold office until the annual meeting for 2012, and until their successors are elected and qualified; and

2.	to ratify the appointment of Lane Gorman Trubitt, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.
to consider and act upon a proposal to authorize the Board of Directors to amend the Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share; and

4.	to transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on April 4, 2011, as the record date for the determination of the holders of the shares of our Common Stock entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the annual meeting.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated April 22, 2011.  Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.  Our Annual Report for the fiscal year ended December 31, 2010 accompanies the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
 to be held on June 1, 2011.

This proxy statement and our 2010 annual report to stockholders are available at our corporate website at www.uluruinc.com under “Investor Relations”.

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Meeting in person.  If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to ULURU Inc., c/o Continental Stock Transfer & Trust Co., 17 Battery Place, New York, NY  10004-1123.  Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy.  The Company’s fax number is c/o Continental Stock Transfer & Trust Co., at 212-509-5152.

By Order of the Board of Directors,

Kerry P. Gray
President & Chief Executive Officer
Addison, Texas
April 22, 2011

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2011

This Proxy Statement is furnished by ULURU Inc., a Nevada corporation (the “Company”), to holders of its Common Stock, par value $.001 per share (the “Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Wednesday, June 1, 2011 at 10:00 a.m., local time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145. This Proxy Statement and the accompanying form of proxy are first being sent to holders of Common Stock on or about April 22, 2011. Our mailing address and the location of our principal executive offices are at 4452 Beltway Drive, Addison, Texas 75001.  Our telephone number is (214) 905-5145.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised, by voting in person at the Meeting, by submitting another proxy bearing a later date, or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals in a proxy submitted by or on behalf of a Company stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

At the close of business on April 4, 2011, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 87,341,709.  We have no other outstanding voting securities.  Each outstanding share of Common Stock is entitled to one vote on each proposal set forth in the enclosed proxy. A complete list of Company stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten days prior to the Meeting. Our Bylaws require that one-third of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes (assuming, in the case of broker non-votes, that the shares represented by such non-votes are voted on any other matter before the Meeting) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Meeting, which means that the four individuals receiving the highest number of “For” votes will be elected directors.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 1.  Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes against the proposal.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 2.  Proposal 3 will be approved if approved by the affirmative vote of holders of a majority of outstanding shares of Common Stock.  Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2010 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Company directors, officers and regular employees may also solicit in person or by fax.

The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This Proxy Statement should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2010, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2010 contained therein.

Change in Control of Registrant during the Past Fiscal Year

There were no changes in control of the Company during the past fiscal year.

PROPOSAL 1

ELECTION OF DIRECTORS

There are currently four members of the Board with terms expiring at the Meeting. The Board has determined that all directors, except Kerry P. Gray, our President and Chief Executive Officer, meet the independence requirements under New York Stock Exchange Amex listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards.

Upon the recommendation of our Nominating and Governance Committee of the Board, the Board has nominated William W. Crouse, Jeffrey B. Davis, Kerry P. Gray, and Jeffrey A. Stone for re-election as directors, whose current term will expire at the 2011 annual meeting of stockholders and when his successor is elected and qualified.  Each of Messrs. Crouse, Davis, Gray, and Stone has consented to serve, if elected, for a one-year term expiring at the time of the 2012 annual meeting of stockholders and when his successor is elected and qualified. The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees, unless authority to vote for the election of one or more nominees is withheld by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by the Board, or the Board may reduce the number of directors. Proxies may not be voted for more than four persons.

The Board recommends that you vote FOR the election of the nominees, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

The following information, which is as of December 31, 2010, is furnished with respect to each nominee for election as a director at the Meeting. The information presented includes information each director has given us about all positions he holds with us, his principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of April 1, 2011, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Business and Experience of Nominees for Director

Mr. William W. Crouse

Mr. Crouse has served as one of our directors since March 2006 and is a General Partner of HealthCare Ventures LLC, one of the world's largest biotech venture capital firms.  Mr. Crouse was formerly Worldwide President of Ortho Diagnostic Systems and Vice President of Johnson & Johnson International. He also served as Division Director of DuPont Pharmaceuticals and as President of Revlon Health Care Group's companies in Latin America, Canada and Asia/Pacific. Currently, Mr. Crouse serves as a Director of The Medicines Company and several private biotechnology companies. Mr. Crouse formerly served as a Director of Imclone Systems, BioTransplant, Inc., Dendreon Corporation, OraSure Technologies, Inc., Human Genome Sciences, Raritan Bancorp, Inc., Allelix Biopharmaceuticals, Inc. and several private biotechnology companies.  Mr. Crouse currently serves as Trustee of the New York Blood Center. Mr. Crouse is a graduate of Lehigh University (Finance and Economics) and Pace University (M.B.A.).

As a result of these and other professional experiences and his prior service on our Board, Mr. Crouse has a significant understanding of the pharmaceutical industry and possesses particular knowledge and experience in the finance, management, marketing, strategic opportunities, operating and technology areas relevant to our business, which are among the key attributes which qualify Mr. Crouse for election to ULURU’s Board.

Mr. Jeffrey B. Davis

Mr. Davis has served as one of our directors since March 2006.  Since December 2007, Mr. Davis has been President and Chief Executive Officer of Access Pharmaceuticals, Inc.  Since April 1997, Mr. Davis has been President of SCO Financial Group LLC and financial principal of SCO Securities LLC, an NASD-registered broker dealer.  Prior to co-founding SCO, Mr. Davis served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company.  Prior to that, Mr. Davis was Vice President, Corporate Finance, at Deutsche Bank AG and Deutsche Morgan Grenfell, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff. Prior to that, Mr. Davis was involved in marketing and product management at Philips Medical Systems North America.  Mr. Davis served previously as a Director of Bioenvision, Inc. and currently serves as a Director of Access Pharmaceuticals, Inc., a publicly traded company.  Mr. Davis holds a B.S. in Biomedical Engineering from the College of Engineering, Boston University and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

As a result of these and other professional experiences and his prior service on our Board, Mr. Davis has a significant understanding of the pharmaceutical industry and possesses particular knowledge and experience in the management, accounting, and operating areas relevant to our business.  Mr. Davis’s position as the President and CEO of a public company in the pharmaceutical industry also provides the Board with valuable experience regarding compensation, corporate governance, finance and other relevant matters.  The foregoing are among the key attributes which qualify Mr. Davis for election to ULURU’s Board.

Mr. Kerry P. Gray

Mr. Gray has served as one of our directors since March 2006 and currently serves as the Company’s President and Chief Executive Officer.  Previously, Mr. Gray was the President and CEO of Access Pharmaceuticals, Inc. and a director of Access Pharmaceuticals, Inc. from June 1993 until May 2005.  Mr. Gray served as Chief Financial Officer of PharmaScience, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand for Rhone-Poulenc Rorer, Inc.  Prior to the Rhone-Poulenc Rorer merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. From 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in the same capacity at Revlon Health Care Group of companies before the acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

As a result of these and other professional experiences and his service as our President and Chief Executive Officer, Mr. Gray has a comprehensive understanding of the wound care industry and our business, and possesses particular knowledge and experience in strategic planning, manufacturing and operations, and the finance areas relevant to the Company, which are among the key attributes which qualify Mr. Gray for election to ULURU’s Board.

Dr. Jeffrey A. Stone

Dr. Stone has served as one of our directors since April 2010. Dr. Stone is currently President of Wound Care Consultants.  He is a past president Texas Affiliate of the American Diabetes Association.  Dr. Stone received his medical degree from the College of Osteopathic Medicine of the Pacific and a Master of Public Health from Harvard University.  He completed a residency in aerospace medicine and a fellowship in hyperbaric medicine and wound care at the U.S. Air Force School of Aerospace Medicine at Brooks Air Force Base.  He is certified in hyperbaric medicine and board certified in aerospace medicine.  He is a Diplomate of the American Academy of Wound Care Management and a Certified Wound Specialist having been active in the wound field for over 20 years.

As a result of these and other professional experiences and his extensive experience as a wound care professional, Dr. Stone has a significant understanding of the wound care business and possesses particular knowledge and experience in clinical practices, wound care centers and other sites of care, and reimbursement and compliance areas relevant to our Company, which are among the key attributes which qualify Dr. Stone for election to ULURU’s Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED NOMINESS TO THE BOARD AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.  HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters.  All of these documents are available on the Company’s website at www.uluruinc.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas, 75001.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Although the Board of Directors does not have a formal policy on whether the roles should be combined or separated, from our inception as ULURU Inc. in 2006 until June 2010, we have had a separate Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”).  In June 2010, our board of directors determined it appropriate and efficient for Mr. Gray, our Chairman, to also serve as President and CEO, based on Mr. Gray’s extensive knowledge of our company and the pharmaceutical preparation marketplace.  The independent members of our board have named Mr. Jeffrey B. Davis our independent lead director.  Mr. Davis, as independent lead director, chairs the executive sessions of the non-management members of our board of directors, acts as a liaison with Mr. Gray, in consultation with the independent directors and assists in developing the agendas for each board of directors meeting.  During 2010, our board of directors held an executive session of the non-management members of our board of directors at one meeting.  We believe that this leadership structure also provides an appropriate forum for the Board to execute its risk oversight function, which is described below.

Our Board of Directors is the central body that oversees the management of material risks at the Company.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight.

The Audit Committee has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting, accounting, credit, and liquidity.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy and objectives.  To meet its obligations under the Securities and Exchange Commission’s Enhanced Disclosure Rules, the Company undertook a process to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.  We concluded that it is not likely that our compensation policies will have such an effect.  The Governance and Nominating Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.  Day to day operational risks are generally handled by management, with reporting to and involvement of the Board and the Executive Committee of the Board as necessary.  With respect to strategic and enterprise risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the CEO and other members of senior management.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to ULURU Inc., Board of Directors, c/o Chief Executive Officer, 4452 Beltway Drive, Addison, Texas, 75001. Stockholders also may send communications via email to kgray@uluruinc.com with the notation “Attention: Chief Executive Officer” in the Subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance.  Two members of the Board attended the annual stockholder meeting held on June 15, 2010.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election.

Although no formal diversity policy is in place, in performance of its duties the Nominating and Governance Committee believes that the backgrounds and qualifications of the Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board of Directors to fulfill its responsibilities.  Therefore, the Nominating and Governance Committee considers diversity in identifying nominees for directors.  In this regard, the Nominating and Governance Committee views diversity in a broad sense, including on the basis of business experience, public service experience, gender and ethnicity.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including the following:

▪	Independence from management;
▪	Age, gender and ethnic background;
▪	Relevant business experience;
▪	Judgment, skill and integrity;
▪	Existing commitments to other businesses;
▪	Potential conflicts of interest;
▪	Corporate governance background;
▪	Financial and accounting background;
▪	Executive compensation background; and
▪	Size and composition of the existing Board.

The Nominating and Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas 75001 and include the following:

▪	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
▪
The class and number of shares of Company common stock owned by the stockholder as of the Record Date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and the length of time such stockholder has held such shares;

▪	The name, age and address of the candidate;
▪	A description of the candidate’s business and educational experience;
▪	The class and number of shares of Company common stock, if any, owned by the candidate, and length of time such candidate has held such shares;
▪
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

▪	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
▪	A description of any relationship or understanding between the stockholder and the candidate; and
▪	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Meetings of the Board and Certain Committees

The Board held a total of four meetings either in person or by conference call and acted by unanimous written consent on six occasions during the 2010 fiscal year.  During fiscal year 2010 each director attended at least 75% of the aggregate number of the meetings of our board of directors and of the board committees on which they serve.

In addition to the meetings held by the Board and Board committees, the directors and Board committee members communicated informally to discuss the affairs of the Company and, when appropriate, took formal Board and committee action by unanimous written consent of all directors or committee members, in accordance with Nevada law, in lieu of holding formal meetings.

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee.

As of April 1, 2011, each committee of the Board is comprised as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
William W. Crouse	X	Chair	X
Kerry P. Gray				Chair
Jeffrey B. Davis	Chair	X	X
Jeffrey A. Stone	X	X	Chair

All members of each committee, with the exception of the Executive Committee, have been determined by the Board to be independent under applicable SEC and New York Stock Exchange Amex rules and regulations

The Audit Committee has the responsibility to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls.  The Board has determined that Jeffrey B. Davis meets the definition of an "Audit Committee Financial Expert".  The charter of the Audit Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2010 fiscal year, the Audit Committee held a total of four meetings, either in person or by conference call.

The Compensation Committee has responsibility for approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 2006 Equity Incentive Plan and other benefits and general review of the Company's employee compensation policies.  The charter of the Compensation Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."   During the 2010 fiscal year, the Compensation Committee did not hold a formal meeting but its members discussed compensation issues in several Board of Director meetings and acted by unanimous written consent on one occasion.

The Nominating and Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines.  The charter of the Nominating and Governance Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2010 fiscal year, the Nominating and Governance Committee held one formal meeting.

The Executive Committee is responsible for, among other things, working with management with respect to strategic and operational matters.  During the 2010 fiscal year, the Executive Committee did not formally meet but it did meet informally on several occasions.

Directors and Named Executive Officers

The following table sets forth the Directors and Named Executive Officers of the Company along with their respective ages and positions and is as follows:

Name	Age	Position
Kerry P. Gray (1)	58	Chairman, Director, President, Chief Executive Officer
William W. Crouse (2)(3)(4)	68	Director
Jeffrey B. Davis (2)(3)(4)	48	Director
Jeffrey A. Stone(2)(3)(4)	54	Director
Terrance K. Wallberg	56	Vice President, Chief Financial Officer, Secretary, Treasurer

(1)
On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Nominating and Governance Committee.

Named Executive Officers

Kerry P. Gray has served as one of our directors since March 2006 and currently serves as the Company’s President and Chief Executive Officer.  Previously, Mr. Gray was the President and CEO of Access Pharmaceuticals, Inc. and a director of Access Pharmaceuticals, Inc. from June 1993 until May 2005.  Mr. Gray served as Chief Financial Officer of PharmaScience, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand for Rhone-Poulenc Rorer, Inc. Prior to the Rhone-Poulenc Rorer merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. From 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in the same capacity at Revlon Health Care Group of companies before the acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

Terrance K. Wallberg has served as our Vice President and Chief Financial Officer since March, 2006.  Mr. Wallberg is a Certified Public Accountant and possesses an extensive and diverse background with over 30 years of experience with entrepreneurial/start-up companies.  Prior to joining ULURU Inc., Mr. Wallberg was Chief Financial Officer with Alliance Hospitality Management and previous to that was Chief Financial Officer for DCB Investments, Inc., a Dallas, Texas based diversified real estate holding company.  During his five year tenure at DCB Investments, Mr. Wallberg acquired valuable experience with several successful start-up businesses and dealing with the external financial community.  Prior to DCB Investments, Mr. Wallberg spent 22 years with Metro Hotels, Inc., serving in several finance/accounting capacities and culminating his tenure as Chief Financial Officer.  Mr. Wallberg is a member of the American Society and the Texas Society of Certified Public Accountants and is a graduate of the University of Arkansas, Little Rock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2010 fiscal year or written representatives from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2010 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans.

Overview and Philosophy

The goals of our executive compensation program are to:

▪	provide competitive compensation that will help attract, retain and reward qualified executives, with a focus on talent from within the bio-pharmaceutical industry;

▪	align management’s interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

▪	align management’s interests with the interests of stockholders by including long-term equity incentives.

To achieve these goals, we focus on several key points in the design of our executive compensation program.  First, retention is a very important consideration in our compensation programs, and internal promotion and retention of key executive talent has been a significant feature of our company.  We believe that retention involves two interrelated components – establishment of a working environment that provides intangible benefits to our executives and encourages longevity and overall compensation that is generally competitive within our industry and among companies of comparable size and complexity.  Augmenting compensation with a desirable working environment enables us to maintain an overall compensation program that generally provides  average overall compensation to our executive officers, as compared to companies with which we compete for talent, but still remain competitive.  Our Compensation Committee has not historically employed compensation consultants to assist it in designing our compensation programs.  Instead, we rely on our familiarity with the market and ongoing market intelligence, including occasional review of publicly available compensation information of other companies, both those with which we compete and those within our geographic labor market, to gauge the competitiveness of our compensation programs.  In particular, our Compensation Committee has considered market data from Columbia Laboratories Inc., DepoMed Inc., Durect Corp., Inspire Pharmaceuticals, Momenta Pharmaceuticals, OraSure Technologies, Inc., and Penwest Pharmaceuticals Co. (collectively, the “Peer Group).  We use this data to help benchmark our executive compensation policies. The companies in the Peer Group were selected based upon various factors, including industry, number of employees, number and type of commercialized products, depth of drug development pipeline, annual spending on research and development activities, and market capitalization.  The companies comprising the Peer Group are periodically reviewed and updated each year.

The Committee also seeks a compensation structure that is internally consistent and provides appropriate compensation for our executives in relation to one another.  Consequently, the Compensation Committee does not focus on any particular benchmark to set executive compensation.  Instead, we believe that a successful compensation program requires the application of judgment and subjective determinations based on the consideration of a number of factors.  These factors include the following:

▪	the scope and strategic impact of the executive officer’s responsibilities, including the importance of the job function to our business;

▪	our past financial performance and future expectations;

▪	the performance and experience of each individual;

▪	past salary levels of each individual and of the officers as a group;

▪	our need for someone in a particular position; and

▪	for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer, in consultation with our Chief Financial Officer.

The Committee does not assign relative weights or rankings to these factors.  Our allocation of compensation between cash and equity awards, our two principal forms of compensation, is based upon our historical practice and our evaluation of the cost of equity awards, as discussed in more detail below.

Our Chief Executive Officer works closely with the Committee to maintain an open dialogue regarding the Committee’s goals, progress towards achievement of those goals and expectations for future performance.  The Chief Executive Officer updates the Committee regularly on results and compensation issues.  Our Chief Executive Officer also provides the Committee, and in particular, the Committee Chair, with recommendations regarding compensation for our executive officers other than himself.  In part because the Chief Executive Officer works closely with the Committee throughout the year, the Committee is in a position to evaluate his performance and make its own determinations regarding appropriate levels of compensation for the Chief Executive Officer.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits ULURU’s tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer or to certain other executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Generally, the Compensation Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of our compensation programs. To that end, our 2006 Equity Incentive Plan and Incentive Bonus Plan were designed to meet the requirements so that grants and annual incentive bonuses under those plans will be performance-based compensation for Section 162(m) purposes. However, in the past, our executives’ compensation has not been high enough to make Section 162(m) a critical issue for the company. Therefore, deductibility under Section 162(m) is only one consideration in determining executive compensation, and the Compensation Committee may approve compensation that is not deductible in order to compensate executive officers in a manner consistent with performance and our need for executive talent.

Components of Executive Compensation

Our executive compensation program consists of base salary, an annual incentive bonus program, and long-term equity incentives in the form of stock options and restricted stock grants.  Executive officers also are eligible to participate in certain benefit programs that are generally available to all of our employees, such as medical insurance programs, life insurance programs and our 401(k) plan.  The Compensation Committee of our Board of Directors oversees our executive compensation program.

As discussed further below in the section of this Proxy Statement entitled “Employment, Severance and Change in Control Agreements”, our Chief Executive Officer, Kerry P. Gray, was compensated during 2010, and is currently compensated, pursuant to the terms of a Separation Agreement and pursuant to an agreement with the Company with respect to his service as Chairman of the Executive Committee of our Board of Directors.  Mr. Gray received no base salary in 2010 in his capacity as Chief Executive Officer and does not currently receive any base salary from the Company in such capacity.  The Compensation Committee may meet subsequent to the distribution of this Proxy Statement to determine the compensation of Mr. Gray, which may include base salary, annual bonus, restricted stock awards, stock option awards, and director fees, to be paid in 2011.

Base Salary

Base salaries are the most basic form of compensation and are integral to any competitive employment arrangement.  The employment agreement of each named executive officer (other than Mr. Gray inasmuch as his services to the Company are not covered by an employment agreement) and key employee sets forth his salary, which varies with the scope of his respective responsibilities.  At the beginning of each fiscal year, the Compensation Committee establishes an annual base salary for our executive officers (other than, as discussed above, for Mr. Gray who did not receive any base salary in 2010 in his capacity as Chief Executive Officer and is not currently receiving any base salary from the Company in such capacity) based on recommendations made by our Chief Executive Officer as to all such executive officers other than himself, in consultation with our Chief Financial Officer.  Consistent with our compensation objectives and philosophy described above, the Compensation Committee attempts to set base salary compensation, and adjust it when warranted, based on company financial performance, the individual’s position and responsibility within our company and performance in that position, the importance of the executive’s position to our business, and the compensation of other executive officers of ULURU with comparable qualifications, experience and responsibilities.  The Committee also generally takes into account its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies with which we compete for executive talent including but not limited to our Peer Group.  The Committee also reviews historical salary information for each of the executive officers as part of its analysis in setting base salary structures. The Committee uses this information to review historical progression of each executive officer’s compensation and to identify variations in compensation levels among the executive officers.

In March 2011, the Compensation Committee reviewed the base salaries of our named executive officers and key employees (except for, as discussed above, Mr. Gray who did not receive any base salary in 2010 in his capacity as Chief Executive Officer and is not currently receiving any base salary from the Company in such capacity), taking into account the considerations described above.  The Committee determined to maintain the current existing base salary for the named executive officers (other than Mr. Gray who currently receives no base salary from the Company in his capacity as Chief Executive Officer) and key employees for 2011 as the Company strives to improve financial performance during 2011.

The base salary rates for 2011 and 2010 are as follows:

Named Executive Officers & Key Employees	2011 Salary	2010 Salary	% Increase
Kerry P. Gray (1)	$210,000	$210,000	0.0%
Renaat Van den Hooff (2)	---	$308,000	0.0%
Terrance K. Wallberg	$200,000	$200,000	0.0%
Daniel G. Moro	$175,000	$175,000	0.0%
John V. St. John, Ph.D.	$160,000	$160,000	0.0%

(1)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2009, Mr. Gray received cash compensation of $447, 102 which was comprised of $375,000 pursuant to the Separation Agreement and salary of $72,102 that was earned prior to March 9, 2009.

(2)
On March 9, 2009, Mr. Van den Hooff was promoted from the Company’s Executive Vice President of Operations to President and Chief Executive Officer.  On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  Pursuant to the Separation Agreement, Mr. Van den Hooff received cash compensation of $87,500 during 2010, which was in addition to salary of $128,333 earned prior to June 4, 2010.  The Separation Agreement also provided for full vesting of all awards of restricted stock held by Mr. Van den Hooff, a fully vested stock option to purchase 300,000 shares of Common Stock, and the continuation of health care coverage for eighteen months.

Annual Bonus

In the past, we have provided annual bonuses under our Incentive Bonus Plan, which is designed to motivate and reward executives for their contribution to the company’s performance during the fiscal year.  A significant portion of the total cash compensation that our executive officers and key employees could receive each year may be paid through this program, and thus is dependent upon our corporate performance and individual performance. Performance objectives are typically comprised of revenue goals, operating expense control, product development objectives, business development goals, regulatory filings, and a discretionary component.

To date, the Compensation Committee has not determined to provide annual bonuses to any employees in 2011 (relating to performance in 2010).  The Compensation Committee may meet subsequent to the distribution of this Proxy Statement to determine the annual bonuses, if any, to be paid in 2011 (relating to 2010 performance).

Named Executive Officers & Key Employees	Target Bonus Level	2010 Bonus (1)		Percentage of 2010 Base Salary
Kerry P. Gray (2)	70%	$	---	0.0%
Renaat Van den Hooff (3)	40%	$	---	0.0%
Terrance K. Wallberg	30%	$	---	0.0%
Daniel G. Moro	30%	$	---	0.0%
John V. St. John, Ph.D.	30%	$	---	0.0%

(1)	Pertains to 2010 performance.
(2)	During 2010, Mr. Gray did not participate in the Company’s Incentive Bonus Plan.
(3)	On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer

Restricted Stock Awards

As part of our Incentive Bonus Plan, executive officers and key employees are eligible to receive stock awards in an amount to equal to the annual cash bonus.  The Compensation Committee believes that restricted stock awards can be a valuable tool in linking the personal interest of our executives to those of our stockholders.  Moreover, the vesting component of the restricted stock awards provides a valuable retention tool, and retention is a significant consideration in making these awards.

To date, the Compensation Committee has not provided awards of restricted stock to any employees in 2011 (relating to performance in 2010).  The Compensation Committee may meet subsequent to the distribution of this Proxy Statement to determine the awards of restricted stock, if any, to be granted to Company employees in 2011 (relating to 2010 performance).

Stock Options

Executive officers and key employees are also eligible to receive annual grants of stock option awards under our 2006 Equity Incentive Plan, which is described in the narrative following the Summary Compensation Table.  Typically, we have granted stock options every year because these awards are consistent with our compensation goals of aligning executives’ interests with those of our stockholders in the long term, and because these grants are a standard form of compensation among the companies with which we compete for executive talent including but not limited to our Peer Group. The Compensation Committee believes that stock option awards can be an especially valuable tool in linking the personal interests of executives to those of our stockholders, because executives’ compensation under these awards is directly linked to our stock price. These awards give executive officers a significant, long-term interest in the company’s success.  In addition, they can provide beneficial tax treatment that executives’ value due to the fact that we have typically granted incentive stock options to our executives. Moreover, the vesting component of our stock option awards provides a valuable retention tool, and retention is a significant consideration in making these awards.

To date, the Compensation Committee has not granted any stock option awards to any of the Company’s employees in 2011 (relating to performance in 2010).  The Compensation Committee may meet subsequent to the distribution of this Proxy Statement to determine the stock option awards, if any, to be granted to Company employees in 2011 (relating to 2010 performance).

Other Compensation and Personal Benefits

We maintain general broad-based employee benefit plans in which our executives participate, such as health insurance plans, life insurance, and a 401(k) plan.  These benefits are provided as part of the basic conditions of employment for all of our employees. In addition, we believe that providing these basic benefits is necessary for us to attract and retain high-level executives working in our industry and in our geographic area.  We believe that these benefits substantially enhance employee morale and performance.  Our benefit plans may change over time as the Compensation Committee determines appropriate.

The Company’s 401(k) plan permits a contribution of up to 4% of salary to our 401(k) plan and we match 100% of such contribution, subject to limitations established by law.  Participation in the Company’s 401(k) plan and receipt of matching contributions is available to all full-time employees.  We consider the matching contribution feature to be an important aspect of our compensation program because it is our only retirement program for our named executive officers and key employees.

Retirement Benefits

Our executive officers and key employees do not participate in any defined benefit retirement plans such as a pension plan.  We do not have any deferred compensation programs.  As noted above, our executive officers and key employees are eligible for our 401(k) plan, and we match those contributions as described immediately above in “Other Compensation and Personal Benefits”.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2010 and December 31, 2009, the total compensation earned by or paid to our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, and each of our other most highly compensated key employees who were serving as key employees as of December 31, 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	Non Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)

Kerry P. Gray	2010	210,000	---	---	---	---	150,000	360,000
President & Chief Executive Officer (1)	2009	72,102	---	---	---	---	378,775	450,877

Renaat Van den Hooff	2010	128,333	---	---	26,461	---	93,289	248,083
Former President & Chief Executive Officer (2)	2009	308,000	---	34,200	---	---	10,865	353,065

Terrance K. Wallberg	2010	200,000	---	---	---	---	8,730	208,730
Vice President & Chief Financial Officer	2009	200,000	---	19,000	---	---	8,699	227,699

Daniel G. Moro	2010	175,000	---	---	---	---	8,728	183,728
Vice President – Polymer Drug Delivery	2009	175,000	---	15,200	---	---	8,688	198,888

John V. St. John, Ph.D.	2010	160,000	---	---	---	---	7,752	167,752
Vice President – Material Science	2009	158,333	---	15,200	---	---	7,511	181,044

(1)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2009, Mr. Gray received cash compensation of $447,102 which was comprised of $375,000 pursuant to the Separation Agreement and salary of $72,102 that was earned prior to March 9, 2009.

(2)
On March 9, 2009, Mr. Van den Hooff was promoted from the Company’s Executive Vice President of Operations to President and Chief Executive Officer.  On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  Pursuant to the Separation Agreement, Mr. Van den Hooff received cash compensation of $87,500 during 2010, which was in addition to salary of $128,333 earned prior to June 4, 2010.  The Separation Agreement also provided for full vesting of all awards of restricted stock held by Mr. Van den Hooff, a fully vested stock option to purchase 300,000 shares of Common Stock, and the continuation of health care coverage for eighteen months.

(3)
Restricted stock awards are subject to a vesting schedule ranging from two to five years from the date of grant.  The amounts in this column are equal to the aggregate fair value on the date of grant for restricted stock awards.  For a description of the assumptions used to determine the fair value of restricted stock awards granted in 2010, see Note 13 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2010.  For information on the valuation assumptions used for restricted stock awards made prior to 2010, see the notes to the Company’s Consolidated Financial Statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

(4)
During 2010, we did not grant any restricted stock awards to our named executives and key employees.  In March 2009, we calculated and granted restricted stock awards to Messrs. Van den Hooff, Wallberg, Moro, and St. John of 180,000, 100,000, 80,000, and 80,000 shares of Common Stock, respectively, with respect to 2008 performance achievements.  The fair value on the date of grant for the restricted stock awards to Messrs. Van den Hooff, Wallberg, Moro, and St. John was $34,200, $19,000, $15,200, and $15,200, respectively.

(5)
Stock option awards are subject to a vesting schedule over a four year period, with 25% vesting on the first anniversary of the date of grant and 2.0833% vesting each month for three years thereafter.  The amounts in this column are equal to the aggregate fair value on the date of grant for stock option awards.  For a description of the assumptions used to determine the fair value of stock options granted in 2010, see Note 13 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2010.  For information on the valuation assumptions used for stock option awards made prior to 2010, see the notes to the Company’s Consolidated Financial Statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

(6)
During 2010, we granted a stock option award to Mr. Van den Hooff to purchase 300,000 shares of Common Stock.  The fair value on the date of grant for the stock option award to Mr. Van den Hooff was $26,461.  During 2009, we did not award any stock options to our named executives and key employees.  On March 9, 2009 Mr. Gray forfeited stock options with respect to 300,000 shares of common stock upon his resignation as President and Chief Executive Officer of the Company.

(7)
For 2010, and to date for 2011 as well, we did not award or pay any bonuses with respect to 2009 or 2010 performance, respectively.  For 2009, we did not award or pay any bonuses with respect to 2008 performance.

(8)	All Other Compensation includes the following:

Name	Fiscal Year	401(k) Matching Contributions	Life and Disability Insurance	Separation Agreement	Other	Total
Kerry P. Gray	2010	---	---	$150,000	---	$150,000
Renaat Van den Hooff	2010	$5,133	$656	$87,500	---	$93,289
Terrance K. Wallberg	2010	$8,031	$699	---	---	$8,730
Daniel G. Moro	2010	$7,040	$1,473	---	$215	$8,728
John V. St. John, Ph.D.	2010	$6,405	$1,347	---	---	$7,752

Kerry P. Gray	2009	$2,533	$1,242	$375,000	---	$378,775
Renaat Van den Hooff	2009	$9,800	$1,065	---	---	$10,865
Terrance K. Wallberg	2009	$8,000	$699	---	---	$8,699
Daniel G. Moro	2009	$7,000	$1,473	---	$215	$8,688
John V. St. John, Ph.D.	2009	$6,333	$1,178	---	---	$7,511

Grants of Plan Based Awards During Fiscal Year 2010

The following table sets forth information regarding grants of stock options and grants of restricted stock awards under the Company’s 2006 Equity Incentive Plan and under the Company’s Incentive Bonus Plan during 2010 to named executive officers and key employees at the discretion of the Compensation Committee.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock on Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Kerry P. Gray (5)	n/a	n/a	n/a	n/a	---	---	---	---

Renaat Van den Hooff (6)	n/a	$-0-	$123,200	$246,400	---	---	---	---
	06/04/10	---	---	---	---	300,000	$0.14	$26,461

Terrance K. Wallberg	n/a	$-0-	$60,000	$120,000	---	---	---	---

Daniel G. Moro	n/a	$-0-	$52,500	$105,000	---	---	---	---

John V. St. John, Ph.D.	n/a	$-0-	$48,000	$96,000	---	---	---	---

(1)
The amounts shown reflect the range of possible bonuses payable in accordance with the Bonus Incentive Plan previously established by our Compensation Committee for our named executive officers and key employees.  The amounts shown in the “threshold” column reflect the lowest amount payable under the plan in the event our Compensation Committee determined that no corporate or individual goals were met by the individual with respect to the year ended December 31, 2010.  The amounts shown in each of the “target” and “maximum” columns reflect the amount payable under the plan with respect to each of the named executive officers and key employees for services rendered during the year ended December 31, 2010.  For 2010, the “target” bonus percentage for Messrs. Van den Hooff, Wallberg, Moro, and St. John was 40%, 30%, 30%, and 30% of base salary, respectively.  The “maximum” bonus awards are capped at 200% of the “target” award opportunity.

(2)	During 2010, we did not grant any restricted stock awards to our named executive officers and key employees.
(3)
During 2010, we granted a stock option award to Mr. Van den Hooff to purchase 300,000 shares of Common Stock at an exercise price of $0.14 per share.  The fair value on the date of grant for the stock option award to Mr. Van den Hooff was $26,461.

(4)
For a description of the assumptions used to determine the grant date fair value of each stock option granted in 2010, see Note 13 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2010.  For information on the valuation assumptions used for stock option grants made prior to 2010, see the notes to the Company’s Consolidated Financial Statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

(5)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2010, Mr. Gray was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.

(6)	On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information regarding grants of stock options and grants of unvested restricted stock awards held by the named executive officers and key employees at December 31, 2010.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Kerry P. Gray (4)	02/12/08	500,000	---	$2.54	03/01/2012	---	---

Renaat Van den Hooff (5)	06/04/10	300,000	---	$0.14	06/04/2015	---	---

Terrance K. Wallberg	03/04/09	---	---	---	---	25,000	$2,750
	02/12/08	56,670	23,330	$2.31	02/12/2018	6,804	$748
	01/25/07	---	---	---	---	3,391	$373
	12/06/06	200,000	---	$0.95	12/06/2016	---	---

Daniel G. Moro	03/04/09	---	---	---	---	20,000	$2,200
	02/12/08	56,670	23,330	$2.31	02/12/2018	6,107	$672
	01/25/07	---	---	---	---	3,139	$345
	12/06/06	200,000	---	$0.95	12/06/2016	---	---

John V. St. John, Ph.D.	03/04/09	---	---	---	---	20,000	$2,200
	02/12/08	56,670	23,330	$2.31	02/12/2018	4,383	$482
	01/25/07	---	---	---	---	2,100	$231
	12/06/06	225,000	---	$0.95	12/06/2016	---	---

(1)
Stock option awards granted in 2008 and 2006 vest over a four year period, with 25% vesting on the first anniversary of the date of grant and 2.0833% vesting every month for three years thereafter.  The stock options expire ten years from date of grant.

(2)
Restricted stock awards granted on March 4, 2009 vest 25% on August 1, 2009 and 25% vesting every six months thereafter.  Restricted stock awards granted in 2008 and 2007 vest over a five year period, with 25% vesting on the second anniversary of the date of grant and 25% vesting every twelve months for three years thereafter.

(3)
The market value of the stock awards is determined by multiplying the number of shares times $0.11, which represents the closing price of the Company’s Common Stock per share quoted on the New York Stock Exchange Amex on December 31, 2010.

(4)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

(5)	On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer.

Option Exercises and Stock Vested in 2010

The following table summarizes the option exercises and restricted stock awards vesting for each of our named executive officers and key employees during the 2010 fiscal year.

Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise (1)		Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Kerry P. Gray (3)	---	$	---	---	$	---

Renaat Van den Hooff (4)	---	$	---	141,494		$22,558

Terrance K. Wallberg	---	$	---	53,963		$8,492

Daniel G. Moro	---	$	---	43,606		$6,876

John V. St. John, Ph.D.	---	$	---	42,511		$6,669

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring shares.
(2)	Represents the closing market price of a share of our common stock on the date of vesting multiplied by the number of shares, pursuant to restricted stock awards, that have vested.
(3)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

(4)	On June 4, 2010, Mr. Van den Hooff resigned as the Company’s President and Chief Executive Officer.

Employment, Severance and Change in Control Agreements

Chief Executive Officer

Kerry P. Gray

On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

Currently, Mr. Gray is eligible to receive the following:

▪	pursuant to the Separation Agreement, Mr. Gray will receive annual cash compensation of $150,000 in 2011; and
▪	as Chairman of the Executive Committee of the Board, Mr. Gray will receive annual cash compensation of $210,000.

During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2010, Mr. Gray was not granted any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.  During 2009, Mr. Gray received cash compensation of $447, 102 which was comprised of $375,000 pursuant to the Separation Agreement and salary of $72,102 that was earned prior to March 9, 2009.

Mr. Gray’s services to the Company are not covered by an employment agreement.  The Company has no contractual obligation to Mr. Gray related to employment, severance, or change in control except for certain obligations included in the existing Separation Agreement.

Separation Agreement with Kerry P. Gray

On March 9, 2009, Kerry P. Gray resigned as the President and Chief Executive Officer of the Company.  In connection with Mr. Gray’s departure, the Company and Mr. Gray entered into a Separation Agreement (the “Separation Agreement”) whereby the Company will provide, or has provided, as the case may be, certain benefits to Mr. Gray, including: (i) payments totaling $400,000 during the initial twelve (12) months following March 9, 2009; (ii) commencing March 1, 2010 and continuing for a period of forty-eight (48) months thereafter, the Company has and will continue to pay to Mr. Gray a payment of $12,500 per month; (iii) full acceleration of all vesting schedules for all outstanding Company stock options and shares of restricted stock of the Company held by Mr. Gray, with all such Company stock options remaining exercisable by Mr. Gray until March 1, 2012, provided that Mr. Gray forfeited stock options with respect to 300,000 shares of common stock previously held by him; and (iv) for a period of twenty-four (24) months following March 9, 2009 the Company will maintain and provide coverage under Mr. Gray’s existing health coverage plan.  The Separation Agreement also contains a mutual release of claims, certain stock lock-up provisions, and other standard provisions.

The following table describes the costs that the Company will incur, or has incurred, as the case may be, pursuant to the Separation Agreement with Mr. Gray:

Year	Compensation	Continuation of medical benefits	Sub-total	Accelerated Vesting of Unvested Equity Awards (1)	Forfeiture of stock options (1)	Total
2009	$375,000	$13,233	$388,233	$648,311	$(300,276)	$736,268
2010	150,000	15,879	165,879	---	---	165,879
2011	150,000	2,646	152,646	---	---	152,646
2012	150,000	---	150,000	---	---	150,000
2013	150,000	---	150,000	---	---	150,000
2014	25,000	---	25,000	---	---	25,000
	$1,000,000	$31,758	$1,031,758	$648,311	$(300,276)	$1,379,793

(1)
The amounts shown do not reflect compensation actually received by Mr. Gray or the actual value that may be recognized by Mr. Gray with respect to these equity awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of equity awards that we have recorded as expense during 2009 for such equity awards.

Separation Agreement with Renaat Van den Hooff

On June 4, 2010, Renaat Van den Hooff resigned as the President and Chief Executive Officer of the Company.  In connection with Mr. Van den Hooff’s departure, the Company and Mr. Van den Hooff entered into a Separation Agreement (the “Agreement”) whereby the Company will provide, or has provided, as the case may be, certain benefits to Mr. Van den Hooff, including: (i) commencing June 4, 2010 and continuing for a period of eighteen (18) months thereafter, the Company will pay to Mr. Van den Hooff a payment of $12,500 per month; (ii) on June 4, 2010 the Company granted to Mr. Van den Hooff a non-statutory stock option to purchase up to 300,000 shares of the Company’s common stock, which option is immediately exercisable in full and at any time and from time to time through June 4, 2015 at a per share exercise price of $0.14 (the closing price of the Company’s common stock as of June 4, 2010); (iii) full acceleration of all vesting schedules for all shares of restricted stock of the Company held by Mr. Van den Hooff; and (iv) for a period of eighteen (18) months following the date of termination of Mr. Van den Hooff’s employment with the Company, the Company will maintain and provide coverage under Mr. Van den Hooff’s existing health coverage plan.  The Agreement also provides that Mr. Van den Hooff was required to serve as a consultant to the Company for up to two full days per month through August 31, 2010.  Mr. Van den Hooff was not paid for the performance of such consulting services.  The Agreement contains a mutual release of claims and other standard provisions.  The Agreement also provides for the termination of the employment agreement we previously had with Mr. Van den Hooff.

The following table describes the costs that the Company will incur, or has incurred, as the case may be, pursuant to the Separation Agreement with Mr. Van den Hooff:

Year	Compensation	Continuation of medical benefits	Sub-total	Accelerated Vesting of Unvested Equity Awards (1)	Stock option (1)	Total
2010	$87,500	$4,764	$92,264	$20,205	$26,461	$138,930
2011	137,500	7,486	144,986	---	---	144,986
	$225,000	$12,250	$237,250	$20,205	$26,461	$283,916

(1)
The amounts shown do not reflect compensation actually received by Mr. Van den Hooff or the actual value that may be recognized by Mr. Van den Hooff with respect to these equity awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of equity awards that we have recorded as expense during 2010 for such equity awards.

Named Executive Officer and Key Employees

Terrance K. Wallberg

We have an employment agreement with our Vice President and Chief Financial Officer, Terrance K. Wallberg, which renews automatically for successive one-year periods, with the current term extending until December 31, 2011.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Mr. Wallberg's annual salary at $200,000.  Mr. Wallberg is eligible to participate in all of our employee benefits programs available to executives.  Mr. Wallberg is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

Mr. Wallberg's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wallberg assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Mr. Wallberg is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Mr. Wallberg would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Mr. Wallberg would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination. With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

Daniel G. Moro

We have an employment agreement with our Vice President-Polymer Drug Delivery, Daniel G. Moro, which renews automatically for successive one-year periods, with the current term extending until December 31, 2011.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Mr. Moro's annual salary at $175,000.  Mr. Moro is eligible to participate in all of our employee benefits programs available to executives.  Mr. Moro is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

Mr. Moro's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Moro assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Our employment agreement with Mr. Moro provides that Mr. Moro is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Mr. Moro would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Mr. Moro would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination.  With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

John V. St. John, Ph.D.

We have an employment agreement with our Vice President-Research and Development, John V. St. John, Ph.D., which renews automatically for successive one-year periods, with the current term extending until December 31, 2011.  As a result of the Compensation Committee’s evaluation of compensation in March 2011, the Compensation Committee maintained Dr. St. John's annual salary at $160,000.  Dr. St. John is eligible to participate in all of our employee benefits programs available to executives.  Dr. St. John is also eligible to receive:

▪	a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by our Board; and
▪	stock options and restricted stock at the discretion of our Board.

Dr. St. John's employment agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. St. John assign all invention and intellectual property rights to us.  The employment agreement may be terminated by either party with or without cause with sixty days' written notice.

Our employment agreement with Dr. St. John provides that Dr. St. John is entitled to certain severance benefits in the event that (a) we terminate his employment without cause or he resigns with reason, or (b) either we or he terminate his employment within six months following a change of control in certain circumstances.  Upon any such event, Dr. St. John would receive one year of salary plus target bonus for the year in which his termination occurs, he would continue to receive all health benefits for a period of one year after the date of his termination and all stock options held by Dr. St. John would become immediately exercisable and would remain exercisable for (i) in the case of such termination without cause or resignation with reason, two years after the date of his termination and (ii) in the case of such termination following a change of control, one year after the date of his termination.  With respect to each of these post-employment compensation provisions, the Board of Directors has determined that both the terms and the payout levels of each provision are appropriate to accomplish the objectives of attracting and retaining executive talent.

Potential Payments upon Termination

The following table describes the potential payments upon termination of employment of our Named Executive Officer and Key Employees, other than Mr. Gray, by the Company as a result of termination without cause, resigning with reason, termination following a change of control in certain circumstances and resignation following a change of control in certain circumstances, as further described in each individual employment agreement discussed above

Name	Severance Payment Upon Termination (1)	Accelerated Vesting of Unvested Equity Awards(2)	Continuation of Benefits (3)	Total
Terrance K. Wallberg	$260,000	$3,871	$10,860	$274,731
Daniel G. Moro	$227,500	$3,217	$4,944	$235,661
John V. St. John, Ph.D.	$208,000	$2,913	$14,004	$224,917

(1)	Represents one year salary and target bonus based on salary as of December 31, 2010.
(2)
Calculated based on a change of control taking place as of December 31, 2010.  For purposes of valuing equity awards, the amounts noted are based on a per share price of $0.11, which was the closing price as reported on the New York Stock Exchange Amex on December 31, 2010.

(3)	Represents one year of COBRA health benefits.

Equity Compensation Plan Information

2006 Equity Incentive Plan

In March 2006 our board of directors (“Board”) adopted and our stockholders approved our 2006 Equity Incentive Plan (“Incentive Plan”), which initially provided for the issuance of up to 2 million shares of our Common Stock pursuant to stock option and other equity awards.  At the annual meetings of the stockholders held on May 8, 2007, December 17, 2009, and on June 15, 2010, our stockholders approved amendments to the Incentive Plan to increase the total number of shares of Common Stock issuable under the Incentive Plan pursuant to stock options and other equity awards by 4 million shares, 3 million shares, and 3 million shares, respectively.

In December 2006, we began issuing stock options to employees, consultants, and directors.  The stock options issued generally vest over a period of one to four years and have a maximum contractual term of ten years.  In January 2007, we began issuing restricted stock awards to our employees.  Restricted stock awards generally vest over a period of six months to five years after the date of grant.  Prior to vesting, restricted stock awards do not have dividend equivalent rights, do not have voting rights and the shares underlying the restricted stock awards are not considered issued and outstanding.  Shares of common stock are issued on the date the restricted stock awards vest.

As of December 31, 2010, we had granted options to purchase 6,110,000 shares of Common Stock since the inception of the Incentive Plan, of which 4,356,000 were outstanding at a weighted average exercise price of $1.12 per share and we had granted awards for 1,029,242 shares of restricted stock since the inception of the Incentive Plan, of which 95,038 were outstanding.  As of December 31, 2010, there were 6,600,680 shares that remained available for future grant under our Incentive Plan.

The following table sets forth the outstanding stock options or rights that have been authorized under equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2006 Equity Incentive Plan	4,356,000	$1.12	6,600,680

Equity compensation plans not approved by security holders	-0-	n/a	-0-

Total	4,356,000	$1.12	6,600,680

The Incentive Plan is administered by a committee of non-employee members of the Board, chosen by the Board, and is currently administered by the Compensation Committee.  The Compensation Committee has the authority to determine those individuals to whom stock options or other equity awards should be granted, the number of shares to be covered by each award, the exercise price, the type of award, the award period, the vesting restrictions, if any, with respect to exercise of each award, the terms for payment of the exercise price and other terms and conditions of each award.

The Board or a committee of the Board has the authority to construe, interpret, amend and modify our Incentive Plan as well as to determine the terms of an award.  Our Board may amend or modify our Incentive Plan at any time.  However, no amendment or modification shall adversely affect the rights and obligations with respect to outstanding awards unless the holder consents to that amendment or modification.

Our Incentive Plan permits us to grant stock options, stock appreciation rights, restricted stock and other stock-based awards to our employees, officers, directors, and non-employee service providers.  A stock option may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (“Code”) or a non-statutory stock option.

In general, the duration of a stock option granted under our Incentive Plan cannot exceed ten years.  The exercise price of a statutory incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of grant.  A non-statutory stock option may be granted with an exercise price as determined by the Board or a committee of the Board.  A statutory incentive stock option may not be transferred, but a non-statutory stock option may be transferred as permitted in an individual stock option agreement and by will or the laws of descent and distribution.

Statutory incentive stock options may be granted only to our employees.  The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which such incentive stock options are exercisable for the first time by an optionholder during any calendar year under our Incentive Plans may not exceed $100,000 or such other amount permitted under Section 422 of the Code.  A statutory incentive stock option granted to a person who at the time of grant owns or is deemed to own more than 10% of the total combined voting power of all classes of our outstanding stock or any of our affiliates must have a term of no more than five years and an exercise price that is at least 110% of fair market value at the time of grant.

The Incentive Plan administrator determines the term of stock options granted under our Incentive Plan, up to a maximum of ten years, except in the case of certain statutory incentive stock options, as described above.  Unless the terms of an optionee's stock option agreement or employment agreement provide otherwise, if an optionee's relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of ninety days following the cessation of service.  Unless the terms of an optionee's stock option agreement or service agreement provide otherwise, if an optionee's service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability or death.  The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws.  In no event, however, may an option be exercised beyond the expiration of its term.

Payment for shares purchased upon exercise of an option must be made in full in cash or by check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No incentive stock option is transferable and no non-qualified stock option is transferable (see discussion above) except by will or the laws of descent and distribution.

Stock appreciation rights ("SARs") granted under our Incentive Plan entitle the holder to receive, subject to the provisions of the Incentive Plan and an award agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value of a share of our Common Stock on the exercise date over (B) the base price per share specified in the award agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment of the amount receivable by a holder upon any exercise of a SAR may be made by the delivery of shares of our Common Stock or cash, or any combination of shares and cash, as determined by the plan administrator.  SARs are transferable only as provided for in the award agreement.  No SARs were granted or are outstanding as of December 31, 2010.

Restricted stock awards and stock unit awards granted under our Incentive Plan entitle the holder (i) in the case of restricted stock awards, to acquire shares of our Common Stock and (ii) in the case of stock unit awards, to be paid the fair market value of our Common Stock on the exercise date.  Stock unit awards may be settled in shares of Common Stock, cash or a combination thereof, as determined by the plan administrator.  Restricted stock awards and stock unit awards may be subject to vesting periods and other restrictions and conditions as the plan administrator may include in an award agreement.  Unvested restricted stock awards and stock units may not be transferred except as set forth in an award agreement.  As of December 31, 2010, no stock unit awards were granted or outstanding and restricted stock awards in an aggregate amount of 95,038 shares of restricted Common Stock were outstanding.

Award agreements for restricted stock awards specify the applicable restrictions on the shares of Common Stock subject to a given award, the duration of such restrictions and the times at which such restrictions lapse with respect to all or a specified number of shares.  Notwithstanding the foregoing, the plan administrator may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any holder.  A holder's rights as a shareholder with respect to the shares of restricted stock awarded are specified in an award agreement.

Award agreements for stock unit awards specify the number and terms and conditions of such stock units, as well as the manner in which such stock units may be exercised and the holder's rights as a shareholder with respect to such stock units.

The following table sets forth the equity awards granted in 2010 under the Incentive Plan:

Name / Group	Number of Securities Underlying Option Awards Granted (#)	Weighted Average Exercise Price per Share for Options ($)	Number of Securities Underlying Restricted Stock Awards Granted (#)	Weighted Average Grant Date Price per Share for Restricted Stock Awards ($)
Kerry P. Gray	---	---	---	---
Renaat Van den Hooff	300,000	$0.14	---	---
Terrance K. Wallberg	---	---	---	---
Daniel G. Moro	---	---	---	---
John V. St. John, Ph.D.	---	---	---	---
Non-Executive Officer Employee (4 employees)	100,000	$0.16	---	---
Non-Employee Director Group (3 persons)	1,500,000	$0.17	---	---

Tax Considerations

The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Incentive Plan.  With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Any tax deductions the Company may be entitled to in connection with awards under the Incentive Plan may be limited by the $1 million limitation under Section 162(m) of the Code on compensation paid to any of our chief executive officer or other officers whose compensation is required to be disclosed in this Proxy Statement. This limitation is further discussed in this Proxy Statement in the Compensation Committee Discussion on Executive Compensation.

For purposes of this summary, we have assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a non-qualified stock option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of these tax rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Each award recipient should consult his or her tax advisor or seek advice based on the recipient’s particular circumstances as to the specific consequences under federal tax law, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

Uluru 401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees.  The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code.  The plan provides that each participant may contribute up to the statutory limit, which was $16,500 for calendar years 2010 and 2009, respectively.  Participants who are 50 years or older can also make additional "catch-up" contributions over and above the statutory limit, which was $5,500 and $5,500 for calendar years 2010 and 2009, respectively.  Under the plan, each participant is fully vested in his or her deferred salary contributions, including any matching contributions by us, when contributed.  Participant contributions are held and invested by the participants in the plan's investment options. The plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule.  In 2010, we matched 100% of participant contributions up to the first four percent of eligible compensation.  We intend to match participant contributions at the same levels in 2011.  The Company incurs the administrative costs of our 401(k) plan.

DIRECTOR COMPENSATION

Each director who is not also our employee is entitled to receive stock option awards to purchase a number of shares of our Common Stock, as determined by the Board, on the date of each annual meeting of stockholders.  In addition, we reimburse each director, whether an employee or not, the expenses of attending Board and committee meetings.  On April 26, 2010, the Board approved the grant of certain stock option awards to the directors for their services during 2010 and 2009.  At the 2009 annual meeting of stockholders, held on December 17, 2009, the Board did not grant any stock option awards to the directors for their services.

Compensation

The following table sets forth information regarding the compensation we paid to our directors in 2010:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
William W. Crouse	---	---	$68,226	---	---	$68,226

Jeffrey B. Davis	---	---	$68,226	---	---	$68,226

Kerry P. Gray (2)	---	---	---	---	---	---

Jeffrey A. Stone	---	---	$66,798	---	---	$66,798

(1)
During 2010, we granted stock option awards to Messrs. Crouse, Davis, and Stone to each purchase 500,000 shares of Common Stock, respectively.  The aggregate fair value on the date of grant for the stock option awards to Messrs. Crouse, Davis, and Stone was $68,226, $68,226, and $66,798, respectively. Stock option awards granted during 2010 for our directors are subject to a vesting schedule of 20% vesting on the date of grant and 20% vesting on each one year anniversary thereafter.  During 2009, we did not award any stock options to our directors.  The amounts in this column are equal to the aggregate fair value on the date of grant for stock option awards.  For a description of the assumptions used to determine the fair value of stock options granted in 2010, see Note 13 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2010. For information on the valuation assumptions used for stock option awards made prior to 2010, see the notes to the Company’s Consolidated Financial Statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

(2)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.  During 2010, Mr. Gray received cash compensation of $360,000 which was comprised of $150,000 pursuant to the Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  Mr. Gray was not granted in 2010 any awards of restricted stock or stock options under the Company’s 2006 Equity Incentive Plan and did not participate in the Company’s Incentive Bonus Plan.  During 2009, Mr. Gray received cash compensation of $447, 102 which was comprised of $375,000 pursuant to the Separation Agreement and salary of $72,102 that was earned prior to March 9, 2009.

Option Exercises in 2010

There were no exercises of stock options by our directors during the 2010 fiscal year.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information regarding all outstanding stock option awards for each of our directors as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William W. Crouse	200,000	---	$1.65	12/13/2016
	30,000	---	$4.95	05/08/2017
	75,000	---	$1.38	05/15/2018
	45,000	---	$0.92	06/19/2018
	100,000	400,000	$0.17	04/26/2020

Jeffrey B. Davis	150,000	---	$1.65	12/13/2016
	25,000	---	$4.95	05/08/2017
	50,000	---	$1.38	05/15/2018
	25,000	---	$0.92	06/19/2018
	100,000	400,000	$0.17	04/26/2020

Kerry P. Gray	500,000	---	$2.54	03/01/2012

Jeffrey A. Stone	100,000	400,000	$0.17	04/26/2020

Compensation Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

William W. Crouse, Chairman
Jeffrey B. Davis
Jeffrey A. Stone

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is presently composed of three directors; William W. Crouse, Jeffrey B. Davis, and Jeffrey A. Stone.  The Compensation Committee makes recommendations to the Board regarding executive compensation matters, including decisions relating to salary and annual incentive payments and grants of stock options.  During the 2010 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee, or other committees serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.

Certain Relationships and Related Transactions

Employment Agreements

As of December 31, 2010, the Company was party to employment agreements with its named executive officer, Terrance K. Wallberg, Vice President and Chief Financial Officer, as well as other key executives to include Daniel G. Moro, Vice President – Polymer Drug Delivery and John V. St. John, Vice President – Research and Development.  The employment agreements with Messrs. Wallberg, Moro, and St. John each has an initial term of one year and automatically renew for one year every year thereafter.  Each employment agreement provides for a base salary, bonus, stock options, stock grants, and eligibility for Company provided benefit programs.  Under certain circumstances, the employment agreements provide for certain severance benefits in the event of termination or a change in control.  The employment agreements also contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of all invention and intellectual property rights to the Company.

Separation Agreement

As of December 31, 2010, the Company continues to be a party to a separation agreement with Kerry P. Gray, dated March 9, 2009.  Mr. Gray currently serves as the Company’s Chairman of the Board, Chairman of the Board’s Executive Committee, Chief Executive Officer, and President.  Pursuant to the terms of the separation agreement, the Company provides or has provided, as applicable, certain benefits to Mr. Gray, including: (i) payments totaling $400,000 during the initial 12 month period following March 9, 2009; (ii) commencing March 1, 2010 and continuing for a period of forty-eight (48) months, the Company has and will continue to pay to Mr. Gray a payment of $12,500 per month; (iii) full acceleration of all vesting schedules for all outstanding Company stock options and shares of restricted stock of the Company held by Mr. Gray, with all such Company stock options remaining exercisable by Mr. Gray until March 1, 2012, provided that Mr. Gray forfeited 300,000 stock options previously held by him; and (iv) for a period of twenty-four (24) months following March 9, 2009 the Company is required to maintain and provide coverage under Mr. Gray’s existing health coverage plan.  The separation agreement, among other covenants, contains a mutual release of claims, certain stock lock-up provisions, and other standard provisions.

As of December 31, 2010, the Company continues to be a party to a separation agreement, dated June 4, 2010, with Renaat Van den Hooff, the Company’s former President and Chief Executive Officer.  Pursuant to the terms of the separation agreement the Company provides or has provided, as applicable, certain benefits to Mr. Van den Hooff, including: (i) payments of $12,500 per month for a period of eighteen (18) months; (ii) a non-statutory stock option to purchase up to 300,000 shares of the Company’s common stock, which option is immediately exercisable in full and at any time and from time to time through June 4, 2015 at a per share exercise price of $0.14 (the closing price of the Company’s common stock on June 4, 2010); (iii) full acceleration of all vesting schedules for all shares of restricted stock of the Company held by Mr. Van den Hooff; and (iv) for a period of eighteen (18) months following June 4, 2010 the Company is required to maintain and provide coverage under Mr. Van den Hooff’s existing health coverage plan.  The separation agreement contains a mutual release of claims and other standard provisions.

Indemnification Agreements

In the normal course of business, we enter into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. Our exposure under these agreements is unknown because it involves claims that may be made against us in the future, but have not yet been made. To date, we have not paid any claims or been required to defend any action related to our indemnification obligations. However, we may record charges in the future as a result of these indemnification obligations.

In accordance with our restated articles of incorporation and our amended and restated bylaws, we have indemnification obligations to our officers and directors for certain events or occurrences, subject to certain limits, while they are serving at our request in their respective capacities. There have been no claims to date and we have a director and officer insurance policy that enables us to recover a portion of any amounts paid for future potential claims. We have also entered into contractual indemnification agreements with each of our officers and directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board operates under a written charter adopted by the Board, which charter is available on the Company’s website at www.uluruinc.com under the heading “Investor Relations.” Presently, the Audit Committee is composed of three non-employee directors.  The Board has determined that each of Messrs. Davis, Crouse, and Stone are independent under applicable SEC and New York Stock Exchange Amex rules and regulations. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee met with and without management present, and discussed and reviewed the results of the independent accountants’ examination of the Company’s financial statements.

Based upon the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the 2010 fiscal year for filing with the SEC.

The Audit Committee also recommended the appointment of Lane Gorman Trubitt, L.L.P. as our independent accountants for the fiscal year 2011 and the Board concurred with such recommendation.

AUDIT COMMITTEE

Jeffrey B. Davis, Chairman
William W. Crouse
Jeffrey A. Stone

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 1, 2011, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of Common Stock subject to options or warrants exercisable within 60 days of April 1, 2011 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 87,341,709 shares of Common Stock outstanding as of April 1, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

5% or Greater Stockholders:
Kerry P. Gray (1)(2)	5,853,391	6.7%

Directors and Named Executive Officers:
Kerry P. Gray, Chairman, Director, Chief Executive Officer, President (1)(2)	5,853,391	6.7%
William W. Crouse, Director (3)	555,000	*
Jeffrey B. Davis, Director (4)	450,000	*
Jeffrey A. Stone, Director (5)	200,000	*
Terrance K. Wallberg, Chief Financial Officer, Vice President (6)	602,622	*

Directors and Executive Officers as a Group (5 persons) (7)	7,661,013	8.6%

* Less than 1% of the total outstanding Common Stock.

(1)
Includes 750,000 shares held by Kerry P. Gray, Trustee for benefit of Michael J. Gray and 750,000 shares held by Kerry P. Gray, Trustee for benefit of Lindsay K. Gray. Mr. Gray disclaims beneficial ownership of such shares.  The beneficial ownership reported includes 500,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.

(2)
On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer

(3)	Includes 505,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.
(4)	Includes 450,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.
(5)	Includes 200,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.
(6)	Includes 245,001 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.
(7)	Includes 1,900,001 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2010.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of independent auditors will be approved annually by the Audit Committee and generally ratified by our stockholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Lane Gorman Trubitt, PLLC, who we refer to as Lane Gorman, as our independent auditors for the year ending December 31, 2011.  Lane Gorman has been the Company’s independent registered public accounts since March 29, 2007.

Audit and Non-Audit Fees

The following table summarizes the fees billed by our principal independent auditors for each of our last two fiscal years.  For fiscal 2010, audit fee includes an estimate of amounts not yet billed.

	Years Ended December 31,
Nature of Service	2010		2009
Audit fees (1)		$40,000		$48,160
Audit related fees (2)		$15,009		$14,561
Tax fees (3)	$	---	$	---
All other fees (4)		$1,940		$2,525

(1)
Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K, and services that are normally provided by the accountant in connection with year end statutory and regulatory filings or engagements.

(2)
Consists of fees billed for the review of our quarterly financial statements, review of our Forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non year end statutory and regulatory filings and engagements.

(3)
Consists of fees and professional services for tax compliance, tax advice, and tax planning.  The Company does not use its principal accountants to provide tax services.  McGuiness and Hodavance, CPA billed $1,500 for tax return preparation for 2010 and 2009, respectively.

(4)
The services provided by our principal accountants within this category consisted of advice and other services relating to SEC matters, registration statement review, internal controls, accounting issues and client conferences.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to approve all audit engagement fees and services and all permissible non-audit engagement fees and services with the independent auditor.  The Audit Committee may delegate the pre-approval of permissible non-audit services to a single member of the Audit Committee.  The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis.  The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services.  If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee, or one of its members, must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent auditor.  Annual audit services engagement fees and services require specific pre-approval of the Audit Committee.  Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee or one of its members.  For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

THE BOARD AND AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF LANE GORMAN TRUBITT, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF LANE GORMAN TRUBITT, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RATIFICATION BY STOCKHOLDERS IS NOT REQUIRED.  IF PROPOSAL 2 IS NOT APPROVED BY THE STOCKHOLDERS, THE BOARD DOES NOT PLAN TO CHANGE THE APPOINTMENT FOR FISCAL YEAR 2011 BUT WILL CONSIDER SUCH VOTE IN SELECTING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S
 RESTATED ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board is recommending that the stockholders approve a proposal to authorize the Board amend the Company’s Restated Articles of Incorporation (the “Articles”) at any time prior to July 31, 2011 to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share (“1 for 15”).  If this proposal is approved, the Board or a committee of the Board will have the authority to implement, or not implement, the Reverse Stock Split and to determine the ratio of the Reverse Stock Split, provided such ratio does not exceed 1 for 15.  If implemented, the Reverse Stock Split will become effective on the date specified in a Certificate of Amendment (the “Amendment”) to the Company’s Articles to be filed with the Secretary of State of the State of Nevada.  If the Reverse Stock Split is implemented, the number of issued and outstanding shares of common stock would be reduced at a ratio consistent with the reverse split ratio. The total number of authorized shares of common stock would remain unchanged at its current total of two hundred million (200,000,000).  The Amendment (which will be filed with a cover sheet in the standard form required by Nevada law) will be substantially in the form attached to this proxy statement as Exhibit A.

Reasons for the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to increase the per share trading value of the Company’s Common Stock in order to maintain the listing of the common stock on the NYSE Amex.  The Board of Directors also believes that an increase in the trading price of our common stock and listing on the NYSE Amex will make the Company a more attractive investment for institutional investors.  The Board of Directors intends to effect the proposed Reverse Stock Split, if at all, only if it believes that a decrease in the number of shares outstanding is likely to improve the trading market for the common stock and the likelihood of maintaining the common stock’s listing on the NYSE Amex.  However, even if we effect the Reverse Stock Split, there can be no assurance of a proportional or relative increase in the per share trading price of our common stock.

The Board of Directors also believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in the common stock by professional market participants.  The Reverse Stock Split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock.  The Reverse Stock Split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying higher transaction costs than would be the case if the share price were substantially higher.  There can be no assurance, however, that the Reverse Stock Split will improve the liquidity of our common stock.

If the stockholders approve this proposal, the Board or a committee of the Board would effect the Reverse Stock Split only upon the Board or committee’s determination that the Reverse Stock Split would be in the best interests of the Company at that time.  If the Board were to effect the Reverse Stock Split, the Board would determine the reverse split ratio at a ratio determined by the Board, subject to a 1 for 15 maximum, set the timing for such a split and authorize the officers to complete, execute, and file the Amendment (with appropriate cover sheet).  No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split.  If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the Reverse Stock Split, we will communicate such determination to the public.  If the Board or a committee of the Board does not implement the Reverse Stock Split by July 31, 2011, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

The closing sale price of the Company’s common stock on the NYSE Amex on April 1, 2011 was $0.07 per share.

Material Effects of Proposed Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of the Company’s common stock.  The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied.  The market price per share of common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company.  The market price of the common stock may also reflect our performance and other factors, the effect of which the Board cannot predict.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share.  All holders of fractional shares remaining following the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional shares.  Receiving a cash payment in lieu of a fractional share will not have a material effect on any stockholder’s percentage ownership interest or proportionate voting power.

The principal effects of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced proportionately with the Reverse Stock Split ratio (for example, if the ratio selected by the Board is 1 for 15), from 87,341,709 shares of common stock, as of April 1, 2011, to 5,822,781 shares of common stock, and subject to immaterial differences because fractional shares will not be issued, (ii) the number of shares of common stock subject to outstanding options and warrants will be reduced proportionately with Reverse Stock Split ratio, and the exercise price of such option and warrant will increase in a manner inversely proportionate with the Reverse Stock Split ratio, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares reserved for issuance pursuant to the Company’s 2006 Equity Incentive Plan will be reduced proportionately with the Reverse Stock Split ratio.

The Reverse Stock Split will not affect the par value of the common stock.  As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionately with the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The Amendment will not change the terms of the common stock.  After the Reverse Stock Split, the shares of common stock will have the same relative voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.  Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares.  The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.  Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.  If the Reverse Stock Split is implemented, the common stock of the Company is expected to continue to be reported on the NYSE Amex under the symbol “ULU”.

Because the Company will not reduce in connection with the Reverse Stock Split the number of shares of common stock the Company is authorized to issue in the Revised Articles, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the Reverse Stock Split.  These shares may be issued at the Board’s discretion.  Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.  This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  The Company does not presently have any contractual obligations or, with the exception of on-going negotiations regarding the issuance and sale of up to $1.5 million in convertible promissory notes, any plans, arrangements or understandings, whether written or verbal, to issue additional shares of its common stock.  However, the Company does intend to continue to seek additional financing sources and may enter into agreements to issue additional shares of its common stock in connection with future financings.  The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s articles of incorporation or bylaws.

If the Reverse Stock Split is implemented, it will result in some stockholders owning “odd-lots” of less than 100 shares of our common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Risks of Proposed Reverse Stock Split

The proposed Reverse Stock Split may not increase our stock price, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split.

The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to maintain the listing of our common stock on the NYSE Amex stock market.  However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied.  It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will be sustained for an extended period of time.  The market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance.  In addition, there can be no assurance that we will not be delisted due to a failure to meet other listing requirements of the NYSE Amex.

The proposed Reverse Stock Split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Even if we effect the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the stock split.

If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.  The market price of the common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the proposal to amend the Articles for the Reverse Stock Split is approved by the Company’s stockholders, the Reverse Stock Split would become effective at such time as designated in the Amendment.  On the effective date designated in the Amendment, all of the Company’s outstanding common stock will be consolidated at the ratio determined by the Board and set forth in the Amendment, not to exceed 1 for 15.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.  Continental Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders.  No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Generally, stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange.  These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split.  If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

The Company will not issue certificates for fractional shares in connection with the Reverse Stock Split.  Instead, stockholders who would otherwise be entitled to receive a fractional share after the consolidation of all shares owned by such stockholders will receive a cash payment in an amount equal the fair market value of such fractional share based upon the closing price of our common stock, as reported by NYSE Amex, on the effective date of the Reverse Stock Split.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

No Dissenter’s Rights

Under Nevada corporate law, stockholders will not be entitled to dissenter’s rights with respect to the proposal to amend the Articles in order to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes certain material U.S. federal income tax consequences of the Reverse Stock Split to “U.S. holders” (as defined below) of Company common stock.  This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, the permanent and temporary treasury regulations promulgated under the Code (the “Treasury Regulations”), and administrative rulings and procedures of the Internal Revenue Service (the “IRS”) currently in effect as of the date hereof, all of which are subject to change either prospectively or retroactively.  This discussion does not address any non-income tax considerations, any aspects of state, local, or non-U.S. tax laws, or the impact of any income tax treaty.  We have not obtained a ruling from the IRS or an opinion of counsel with respect to the tax consequences of the Reverse Stock Split.  The following discussion is for information purposes only and is not intended as tax or legal advice.  Each holder of Company common stock should seek advice concerning the tax consequences of the Reverse Stock Split based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Company common stock that is treated for U.S. federal income tax purposes as: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.  A “non-U.S. holder” of Company common stock is a stockholder (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. holder.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. holder in light of that U.S. holder’s particular circumstances.  In addition, this discussion does not address the U.S. federal income tax consequences to a holder of Company common stock that is subject to special treatment under the U.S. federal income tax laws, including, but not limited to, persons not holding shares of Company common stock as a capital asset; persons classified as partnerships or other pass-through entities for federal income tax purposes; banks or other financial institutions; insurance companies; real estate investment trusts; regulated investment companies; S corporations; grantor trusts; tax-exempt organizations; dealers in securities; traders in securities that have elected the mark-to-market method of accounting; persons who hold Company common stock as part of a straddle, hedge, conversion, or other integrated transaction; persons that have a functional currency other than the U.S. dollar; persons that are subject to the alternative minimum tax; governments or agencies or instrumentalities thereof; stockholders who actually or constructively own 5 percent or more of the Company’s common stock; or non-U.S. holders (including expatriates or former citizens or long-term residents of the United States).

The tax treatment of an entity treated as a partnership for U.S. federal income tax purposes that hold Company common stock, and each partner in such an entity, will generally depend on the status and activities of the partnership and such partner.  Accordingly, partnerships and other pass-through entities that hold Company common stock, and persons that hold interests in such entities, should consult with their own tax advisors regarding the consequences of the Reverse Stock Split.

Federal Income Tax Consequences of the Reverse Stock Split -- Generally

The Company believes that the Reverse Stock Split should qualify as a “reorganization” under Section 368(a)(1)(E) of the Code.  Accordingly, provided that the fair market value of the post-Reverse Stock Split shares is equal to the fair market value of the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split:

•	Other than in connection with its receipt of cash in lieu of a fractional share of Company common stock, a U.S. holder should not recognize any gain or loss as a result of the Reverse Stock Split.

•
A U.S. holder’s aggregate adjusted tax basis in its post-Reverse Stock Split shares should be equal to the aggregate adjusted tax basis in the pre-Reverse Stock Split shares exchanged therefor, reduced by the amount of (i) the adjusted tax basis of any pre-Reverse Stock Split shares that is allocated to any fractional post-Reverse Stock Split share that is treated as having been sold or exchanged for cash (as described below) or (ii) the adjusted tax basis of any pre-Reverse Stock Split shares treated as a tax-free return of capital if the payment of cash in lieu of a fractional share is treated as a distribution in respect of such fractional share (as described below).

•
A U.S. holder’s holding period for the post-Reverse Stock Split shares should include the period during which such U.S. holder held the pre-Reverse Stock Split shares surrendered therefore in the Reverse Stock Split.

U.S. holders who hold blocks of pre-Reverse Stock Split Company common stock with differing adjusted tax bases or holding periods or both should consult their tax advisers regarding the allocation of the adjusted tax bases and holding periods to the post-Reverse Stock Split shares.

Cash Received in Lieu of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-Reverse Stock Split Company common stock should be treated as having received the fractional share of post-Reverse Stock Split Company common stock pursuant to the Reverse Stock Split and then as having exchanged the fractional share of post-Reverse Stock Split Company common stock for cash in a redemption by the Company.  In general, this deemed redemption should be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below.  Gain or loss generally should be recognized based on the difference between the amount of cash received for the fractional share and the portion of the U.S. holder's adjusted tax basis of the pre-Reverse Stock Split Company common stock exchanged in the Reverse Stock Split that is allocable to such fractional share.  Such gain or loss generally would be long-term capital gain or loss if the U.S. holder's holding period for such pre-Reverse Stock Split Company common stock is more than one year as of the effective date of the Reverse Stock Split, and otherwise generally would be short-term capital gain or loss.  A U.S. holder’s ability to deduct capital losses is subject to limitations.  The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder's proportionate interest in Company resulting from the Reverse Stock Split (taking into account for this purpose shares of Company common stock which such holder is considered to own under certain attribution rules) is considered a "meaningful reduction" in light of such U.S. holder's particular facts and circumstances.  The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.  If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it should be treated first as dividend income to the extent of a U.S. holder's ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder's adjusted tax basis in the pre-Reverse Stock Split Company common stock that is allocable to such fractional share, and any remaining amount should be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company common stock pursuant to the Reverse Stock Split are generally subject to information reporting, and may be subject to federal backup withholding at the applicable federal backup withholding rate (currently 28%) if the U.S. holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or to otherwise establish an exemption from backup withholding.  Backup withholding is not an additional tax.  Instead, the federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Approval Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the record date for the Annual Meeting is required to approve the proposal to amend the Articles to authorize the Board to amend the Revised Articles in order to effect the Reverse Stock Split of the Common Stock in a ratio determined by the Board, but not to exceed 1 for 15.  Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of our Board of Directors

The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the proposal to amend the Articles to effect the Reverse Stock Split.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Meeting; (ii) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Articles of Incorporation and Bylaws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

The Company’s 2012 annual meeting of stockholders is expected to be held on or about Friday, May 18, 2012.  The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC.  In accordance with such rules, a proposal must normally be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.  To be included in our proxy materials solicited for the 2012 annual meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws require that any stockholder seeking to present a proposal at the 2012 annual meeting or nominate a candidate for election to the board of directors at the 2012 annual meeting, must give complete and timely written notice to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.  Moreover, any such notice must include, among other things, (i) the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act, (ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder, (iv) any material interest of the stockholder or any such affiliate in such business, including all arrangements, agreements and understandings with the stockholder or such affiliate in connection with the proposed business.

If a stockholder desires to nominate a person for election as a director, the stockholder is required to provide in such notice, among other things, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and address, as they appear on the Company’s books, of such stockholder, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder and (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such affiliate has the right to vote any security of the Company.  If any stockholder’s proposal or nomination is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws then it will be defective and may not be brought before the Company’s 2012 annual meeting.

FORM 10-K

Our Annual Report on Form 10-K for the 2010 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 4452 Beltway Drive, Addison, Texas 75001 and is also available on our website at http://www.uluruinc.com under the heading “Investor Information: SEC Documents”.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ULURU INC., c/o CONTINENTAL STOCK TRANSFER & TRUST CO., 17 BATTERY PLACE, NEW YORK, NEW YORK 10004-1123.

A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

Exhibit A

Form of Certificate of Amendment

Certificate of Amendment
Of
ULURU Inc.

The Restated Articles of Incorporation (the “Articles”) of ULURU Inc. (the “Corporation”) are hereby amended as follows (with capitalized terms used but not defined herein having the meaning set forth in the Articles):

Implementation of Reverse Split

The following is to be added immediately following the last paragraph of Article IV of the Articles:

Each [____]1shares Common Stock issued and outstanding, or issued and held by the Corporation, as of 11:59 P.M. Eastern time on ___________2 (the “Effective Time”) shall be, as of the Effective Time combined into one (1) share of stock of Common Stock (the “Consolidation”); provided, however, that fractional shares of Common Stock remaining after such Consolidation shall be addressed below.

Each certificate representing shares of the Common Stock that are issued and outstanding, or issued and held by the Corporation, immediately prior to the Effective Time, shall thereafter for all purposes be deemed to represent one (1) share of the Common Stock for each [____]1 shares of the Common Stock represented by such certificate; and each holder of record of a certificate for [____]1 or more shares of the Common Stock as of the Effective Time shall be entitled to receive, as soon as practicable, upon surrender of such certificate to transfer agent having charge of the stock transfer books of the Corporation (the “Transfer Agent”) together with a form of transmittal letter provided by such Transfer Agent, a certificate or certificates representing one (1) share of the Common Stock for each [____]1 shares of the Common Stock represented by the certificate of such holder immediately prior to the Effective Time; provided, however, that fractional shares of Common Stock remaining after such Consolidation shall be addressed below.  The shares of the Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of Common Stock as a result of the Consolidation.  In lieu of fractional shares, stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment from the Corporation in an amount equal to the fair market value of such fractional share based upon the closing price of our Common Stock, as reported by NYSE Amex, on date on which the Effective Time occurs.

END OF CERTIFICATE

1 To be determined by the Board of Directors, but the number of pre-reverse-split shares combined into one post-split share shall not exceed fifteen (15).

2 To be designated by the Board of Directors, provided that the Effective Time shall be no later than July 31, 2011.

ULURU INC.
4452 Beltway Drive, Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 22, 2011, and revoking any proxy heretofore given, hereby appoints each of Kerry P. Gray and Terrance K. Wallberg, or either of them, Proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ULURU Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Wednesday, June 1, 2011 at 10:00 a.m., local time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145, or any postponement or adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR each Director nominee listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Meeting or any postponement or adjournment thereof as set forth in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2011.

This proxy statement and our 2010 annual report to stockholders are available at our corporate website at www.uluruinc.com under “Investor Relations”.

(continued and to be signed on the reverse side)

The Board recommends a vote “FOR” the election of Directors listed in Proposal 1 and “FOR” Proposal 2, 3, and 4.  Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

1.	Election of Directors.

☐	FOR ALL NOMINEES
Nominees:
1 Year Term		William W. Crouse	☐

1 Year Term		Jeffrey B. Davis	☐

1 Year Term		Kerry P. Gray	☐

1 Year Term		Jeffrey A. Stone	☐

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT
(see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINESS EXCEPT” and mark in the box next to each nominee you wish to withhold, as shown here: ☒

2.	Proposal to ratify the appointment of Lane Gorman Trubitt, PLLC	FOR	AGAINST	ABSTAIN
	as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

3.	Proposal to authorize the Board of Directors to amend the	FOR	AGAINST	ABSTAIN

Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share.
		☐	☐	☐

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy at (212) 509-5152.

THIS PROXY IS SOLICITED ON BEHALF OF ULURU INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS.

Signature
	Date	Signature if held jointly	Date

NOTE:
Please sign exactly as name or names appear on this Proxy. When shares are held jointly each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or other entity, please sign in entity name by authorized person.